UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2021
Commission File Number: 1-35335

Groupon, Inc.
(Exact name of registrant as specified in its charter)

Delaware	27-0903295
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

600 W Chicago Avenue	60654
Suite 400	(Zip Code)
Chicago
Illinois	(312)	334-1579
(Address of principal executive offices)	(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
    240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
    240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	GRPN	NASDAQ Global Select Market

    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 406 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter)
Emerging growth company     ☐
    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement.

The information set forth below in Item 8.01 with respect to the Unwind Agreements is incorporated by reference into this Item 1.01.

Item 8.01     Other Events.

On May 14, 2021, Groupon, Inc. (the “Company”) closed its previously announced repurchase of all $250.0 million outstanding aggregate principal amount of its 3.25% Convertible Senior Notes due 2022 (the “Notes”) pursuant to the Note Repurchase Agreement with A-G Holdings, L.P.

In connection with the closing of the repurchase of the Notes, on May 14, 2021, the Company entered into unwind agreements (collectively, the “Unwind Agreements”) with each of Bank of America, N.A., JPMorgan Chase Bank, National Association and Morgan Stanley & Co. LLC (collectively, the “Unwind Parties”) to unwind the hedge and warrant transactions entered into in connection with the initial issuance of the Notes. In connection with the Unwind Agreements, the Company will receive approximately $1 million in the aggregate from the Unwind Parties.

The description of the Unwind Agreements is not complete and is qualified in its entirety by reference to the Form of Unwind Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits:
Exhibit No.	Description
10.1	Form of Unwind Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROUPON, INC.
Date: May 17, 2021
By: /s/ Melissa Thomas Name: Melissa Thomas Title: Chief Financial Officer